CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of CounterPath Solutions, Inc. (the “Company”) on Form 10-KSB for the period ended April 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark Bruk, the Chairman, Chief Executive Officer, Secretary, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)           the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: July 31, 2006.

/s/ Mark Bruk

Mark Bruk

Chairman, Chief Executive Officer,

Secretary, Treasurer and Director

(Principal Executive Officer, Principal Financial

Officer and Principal Accounting Officer)

D/JLM/883576.1